UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

The Select Sector SPDR® Trust

(Exact name of registrant as specified in its charter)

Massachusetts	See Below
(State of incorporation or organization)	(I.R.S. Employer Identification number)

One Iron Street, Boston, Massachusetts	02210
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Exchange Act:

Title of Each Class to be Registered	Name of the Exchange on Which Each Class is to be so Registered	I.R.S. Employer Identification Number
The Communication Services Select Sector SPDR Fund	NYSE Arca	82-4962286

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box:  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box:  ☐

If this form relates to the registration of a class of securities concurrently with Regulation A offering, check the following box:  ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates:

333-57791

Securities to be registered pursuant to Section 12(g) of the Act:

None

Item 1.	Description of Registrant’s Securities to be Registered

A description of the Shares is set forth in the registrant’s Registration Statement on Form N-1A (“Registration Statement”) (Commission File Nos. 333-57791; 811-08837), which description is incorporated herein by reference as filed with the Securities and Exchange Commission on March 28, 2018. Any form of supplement to the Registration Statement that is subsequently filed that relates to the Fund is hereby also incorporated by reference herein.

Item 2.	Exhibits

(a)(i)	Registrant’s Amended and Restated Declaration of Trust, incorporated herein by reference to Exhibit (a)(i) to the registrant’s Registration Statement on Form N-1A.

(a)(ii)	Registrant’s Amendment to the Amended and Restated Declaration of Trust, incorporated herein by reference to Exhibit (a)(ii) to the registrant’s Registration Statement on Form N-1A.

(a)(iii)	Registrant’s Amendment to the Amended and Restated Declaration of Trust, incorporated herein by reference to Exhibit (a)(iii) to the registrant’s Registration Statement on Form N-1A.

(a)(iv)	Registrant’s Amendment to the Amended and Restated Declaration of Trust, incorporated herein by reference to Exhibit (a)(iv) to the registrant’s Registration Statement on Form N-1A.

(a)(v)	Registrant’s Amendment to the Amended and Restated Declaration of Trust, incorporated herein by reference to Exhibit (a)(iv) to the registrant’s Registration Statement on Form N-1A.

(b)(i)	Registrant’s Amended and Restated Bylaws, incorporated herein by reference to Exhibit (b)(i) to the registrant’s Registration Statement on Form N-1A.

(c)	Registrant’s form of Global Certificate of Beneficial Interest, evidencing shares of Beneficial Interest, is incorporated herein by reference to Exhibit (c) of the Registrant’s Registration Statement on Form N-1A.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

(Registrant)	The Select Sector SPDR Trust

Date:	June 18, 2018

By:	/s/ Jesse D. Hallee
Jesse D. Hallee
Secretary